Exhibit 99.1


PRESS RELEASE
-------------

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY  11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact:  Scott Rechler, CEO
          Michael Maturo, CFO

------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

                Reckson Announces Second Quarter 2005 Results
                ---------------------------------------------

            Strong Same Property NOI Growth Drives 13.5% FFO Growth

(MELVILLE, NEW YORK, August 8, 2005) - Reckson Associates Realty Corp. (NYSE:
RA) today reported diluted funds from operations (FFO) of $49.8 million or $0.59 per share for the second quarter of 2005, as compared to diluted FFO of $37.1 million or $0.52 per share for the second quarter of 2004, representing a per share increase of 13.5%.

Reckson reported net income allocable to common shareholders of $17.8 million or diluted earnings per share (EPS) of $0.22 for the second quarter of 2005, as compared to $13.0 million, including $3.6 million related to gain on sales of depreciable real estate, or diluted EPS of $0.19 for the second quarter of 2004.

Commenting on the Company's performance, Scott Rechler, Reckson's President and Chief Executive Officer, stated, "I am extremely pleased with our team's many accomplishments during this reporting period. In addition to strong operating performance, we announced approximately $400 million of new investments bringing the Company's year to date investment activity to approximately $1 billion; initiated the recapitalization of One Court Square; issued $287.5 million of exchangeable senior debentures; amended our credit facility to provide greater financial flexibility; launched the marketing of a Reckson-sponsored Australian listed property trust; and made significant progress on executing on several projects in our value creation pipeline." Mr. Rechler continued, "This quarter's operating, investment and capital market achievements significantly advanced our progress toward executing our strategic plan and positioning our company for continued growth."

A reconciliation of net income allocable to common shareholders to FFO is in the financial statements accompanying this press release. Net income allocable to common shareholders is the GAAP measure the Company believes to be the most directly comparable to FFO.

Michael Maturo, Reckson's Chief Financial Officer, noted, "During this low interest rate environment, we have been proactive in refinancing our balance sheet. We have completed or have commitments on approximately $850 million of long-term financing transactions, including $287.5 million of 4.00% exchangeable senior debentures. The weighted average interest rate on these financings is approximately 4.7% with a weighted average maturity of 6.9 years."

Summary Portfolio Performance
-----------------------------

The Company reported office occupancy at June 30, 2005 of 93.1% (adjusting for 6 Landmark Square which is currently under re-development office occupancy would have been 93.8%). This compares to 94.0% at June 30, 2004 and 94.5% at March 31, 2005. The Company reported portfolio occupancy of 92.6% at June 30, 2005, as compared to 93.1% at June 30, 2004 and 93.5% at March 31, 2005.

The Company also reported same property office occupancy at June 30, 2005 of 93.5%, as compared to 93.9% at June 30, 2004. The Company reported same property portfolio occupancy of 92.3% at June 30, 2005, as compared to 93.0% at June 30, 2004.

Office same property net operating income (property operating revenues less property operating expenses) (NOI), net of minority interests in joint ventures, before termination fees for the second quarter of 2005 increased 6.1% (on a straight-line rent basis) and 4.3% (on a cash basis), compared to the second quarter of 2004. Portfolio same property NOI, net of minority interests in joint ventures, before termination fees for the second quarter of 2005 increased 6.3% (on a straight-line rent basis) and 4.6% (on a cash basis), compared to the second quarter of 2004.

Office same property NOI, including consolidated joint ventures, before termination fees for the second quarter of 2005 increased 4.9% (on a straight-line rent basis) and 2.8% (on a cash basis), compared to the second quarter of 2004. Portfolio same property NOI, including consolidated joint ventures, before termination fees for the second quarter of 2005 increased 5.0% (on a straight-line rent basis) and 3.1% (on a cash basis), compared to the second quarter of 2004.


Other Highlights
----------------

Leasing Activity
----------------

     - Executed 69 lease transactions totaling 374,120 square feet during the second quarter of 2005

     - Rent performance on renewal and replacement space during the second quarter of 2005 increased 10.3% (on a straight-line rent basis) and 1.3% (on a cash basis) in the office portfolio.

     - Activity remains brisk with over 700,000 square feet of leases currently under negotiation

Investment Activity
-------------------

     - Contracted to acquire EAB Plaza, a 1.1 million square foot, Class A, trophy office complex, consisting of two-15 story office towers located in Uniondale, Long Island for approximately $240 million, over a 20% discount to replacement cost

     - Acquired 225 High Ridge Road, Stamford, Connecticut, a 227,966 square foot, Class A office complex consisting of two interconnected three-story buildings located in Stamford, Connecticut for approximately $76.3 million, which Reckson intends to contribute to the Reckson-sponsored Australian listed property trust

     - Provided $55.3 million of a total $85 million 15-year loan secured by an indirect ownership interest in a 550,000 square foot office condominium in a Class A office tower located at 1166 Avenue of the Americas, New York City. The loan refinances Reckson's $34 million mezzanine loan made on December 20, 2004 to one of its partners who owns an interest in the office condominium. Also acquired an approximate 5% ownership interest in the office condominium for a purchase price of $6.2 million. The property is 100% leased on a long-term basis.

Ground-Up and Re-Development Activity
-------------------------------------

     - Leasing activity for a significant portion of 68 South Service Road, Melville, Long Island, a four-story, Class A office ground-up development which is anticipated to be completed on budget and on schedule in the fourth quarter of 2005

     - Completing the re-development of 6 Landmark Square, Stamford, Connecticut, a 162,000 square foot Class A office building which is part of Landmark Square, Reckson's 800,000 square foot Class A office complex, by upgrading the building's interior, exterior and connecting plaza

     - Commenced the ground-up development of University Square, a 316,000 square foot, five-story, Class A office building located in Princeton, one of New Jersey's strongest markets with occupancies at their highest levels in five years, for an anticipated incremental investment of $47 million to complete the building

     - Commenced the ground-up development of 7 Landmark Square in Stamford, Connecticut, a 36,900 square foot, two-story retail building, representing the last phase of the repositioning of Landmark Square, dramatically impacting the street presence of this Class A office complex

Capital Market Activity
-----------------------

     - Refinanced the Company's recently acquired One Court Square, a 1.4 million square foot, 50-story, Class A trophy office tower located in Long Island City, New York, for a total investment of approximately $471 million with the closing on the secured debt financing of a $315 million, ten-year, interest only fixed rate 4.9% mortgage. Net proceeds were used to repay a substantial portion of the Company's bridge loan facility. Reckson is also negotiating with an institutional joint venture partner to sell between a 60% to 70% interest in the asset.

     - Issued $287.5 million aggregate principal amount of 4.00% exchangeable senior debentures due June 15, 2025. Net proceeds from the offering, after the underwriter's discounts and expenses, were approximately $281.6 million. The Company used the net proceeds from the offering for the repayment of amounts outstanding under its credit facility.

     - Amended the Company's $500 million unsecured revolving credit facility to decrease the spread, beneficially modify financial covenants and extend the term

Miscellaneous
-------------

     - Commenced the marketing of an offering in Australia of a Reckson-sponsored Australian listed property trust for approximately $203 million

     - Completed the arbitration proceedings relating to the re-setting of the rent under the ground lease at 1185 Avenue of the Americas to approximately $6.50 per square foot fixed for the next 37 years at the 1.1 million square foot building

Earnings Guidance
-----------------

During the Company's quarterly earnings conference call on Tuesday, August 9, management will discuss guidance for 2005 diluted FFO in the range of $2.36 to $2.40 per share.

Reconciliation of Earnings Guidance
-----------------------------------

The Company's guidance for diluted FFO is reconciled from GAAP net income below:

                                                        Third Quarter 2005        Full Year 2005
                                                        ------------------        --------------
                                                        Low End   High End      Low End   High End
                                                        -------   --------      -------   --------

Net income allocable to common shareholders               $0.18      $1.53       $2.17      $2.21

Add: Real estate depreciation and amortization             0.42       0.42        1.53       1.53


Less: Gain on sales of depreciable real estate             0.00       1.34        1.34       1.34
                                                        -------   --------      -------   --------
Diluted FFO Per Share                                     $0.60      $0.61       $2.36      $2.40
                                                        =======   ========      =======   ========

This guidance is based upon management's current estimates. Actual results may differ materially. This information involves forward-looking statements which are subject to uncertainties noted below under Forward-Looking Statements.

Non-GAAP Financial Measures
---------------------------

Funds from Operations (FFO)
---------------------------
The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, with 90 properties comprised of approximately 18.9 million square feet either owned or controlled, or under contract. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by President and Chief Executive Officer Scott Rechler, will host a conference call outlining second quarter results on Tuesday, August 9, 2005 at 11:00 a.m. EST. The conference call may be accessed by dialing (800) 230-1074 (internationally (612) 288-0340). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's second quarter results.

A replay of the conference call will be available telephonically from August 9, 2005 at 4:30 p.m. EST through August 17, 2005 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 786496. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's second quarter 2005 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Senior Vice President Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Forward-Looking Statements
--------------------------

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                                           Reckson Associates Realty Corp. (NYSE: RA)
                                                Consolidated Statements of Income
                                              (in thousands, except share amounts)


                                                                           Three Months Ended               Six Months Ended
                                                                                 June 30,                        June 30,
                                                                       -------------------------       -------------------------
                                                                            2005          2004              2005          2004
                                                                       =========================       =========================
Property Operating Revenues:
      Base rents                                                         $ 123,804     $ 109,265         $ 242,095     $ 219,801
      Tenant escalations and reimbursements                                 17,998        17,452            36,576        35,537
                                                                       -------------------------       -------------------------
           Total property operating revenues                               141,802       126,717           278,671       255,338
                                                                       -------------------------       -------------------------
Property Operating Expenses:
      Operating expenses                                                    31,430        30,401            64,522        61,142
      Real estate taxes                                                     22,565        19,968            44,958        40,432
                                                                       -------------------------       -------------------------
           Total property operating expenses                                53,995        50,369           109,480       101,574
                                                                       -------------------------       -------------------------
Net Operating Income                                                        87,807        76,348           169,191       153,764
                                                                       -------------------------       -------------------------
Gross Margin percentage                                                      61.9%         60.3%             60.7%         60.2%
                                                                       -------------------------       -------------------------
Other Income                                                                 3,902         3,612             7,232         9,389
                                                                       -------------------------       -------------------------
Other Expenses
      Interest
       Expense                                                              27,257        24,607            50,825        50,268
       Amortization of deferred financing costs                              1,021           899             2,059         1,826
      Depreciation and amortization                                         32,994        28,621            63,069        56,719
      Marketing, general and administrative                                  8,477         7,354            16,692        14,401
                                                                       -------------------------       -------------------------
           Total other expenses                                             69,749        61,481           132,645       123,214
                                                                       -------------------------       -------------------------
Income before minority interests, preferred dividends
  and distributions and discontinued operations                             21,960        18,479            43,778        39,939

Minority partners' interests in consolidated partnerships                   (3,848)       (4,422)           (7,628)      (10,603)
Distributions to preferred unit holders                                          -          (227)                -          (500)
Limited partners' minority interest in the operating partnership              (694)         (492)           (1,475)       (1,084)
                                                                       -------------------------       -------------------------
Income before discontinued operations and preferred dividends               17,418        13,338            34,675        27,752
Discontinued operations (net of minority interests)
           Gain on sales of real estate                                        175         3,639               175         8,841
           Income from discontinued operations                                 173           238               270           846
                                                                       -------------------------       -------------------------
Net income                                                                  17,766        17,215            35,120        37,439
Dividends to preferred shareholders                                              -        (4,172)                -        (8,432)
                                                                       -------------------------       -------------------------

Net income allocable to common shareholders                              $  17,766     $  13,043         $  35,120     $  29,007
                                                                       =========================       =========================

Basic weighted average common shares outstanding:                       81,882,000    66,892,000        81,493,000    64,128,000

Basic net income per weighted average common share:
   Common stock - income from continuing operations                          $0.22         $0.13             $0.42         $0.30
   Discontinued operations                                                    0.00          0.06              0.01          0.15
                                                                       -------------------------       -------------------------
   Basic net income per common share                                         $0.22         $0.19             $0.43         $0.45
                                                                       =========================       =========================

Diluted weighted average common shares outstanding:                     82,290,000    67,327,000        81,908,000    64,522,000
                                                                       =========================       =========================

Diluted net income per weighted average common share:                        $0.22         $0.19             $0.43         $0.45
                                                                       =========================       =========================

                                          Reckson Associates Realty Corp. (NYSE: RA)
                                                 Consolidated Balance Sheets
                                             (in thousands, except share amounts)


                                                                                         June 30,             December 31,
                                                                                           2005                   2004
                                                                                     -----------------      -----------------
Assets:                                                                                   (Unaudited)
Commercial real estate properties, at cost:
   Land                                                                                   $   551,269            $   409,034
   Buildings and improvements                                                               3,111,512              2,706,406
Developments in progress:
   Land                                                                                       126,375                103,986
   Development costs                                                                           48,950                 29,159
Furniture, fixtures, and equipment                                                             12,622                 11,935
                                                                                     -----------------      -----------------
                                                                                            3,850,728              3,260,520
Less: accumulated depreciation                                                               (623,134)              (563,706)
                                                                                     -----------------      -----------------
Investment in real estate, net of accumulated depreciation                                  3,227,594              2,696,814

Properties and related assets held for sale, net of accumulated depreciation                    3,650                  4,651
Investment in real estate joint ventures                                                        6,308                  6,657
Investment in notes receivable                                                                135,449                 85,855
Investments in affiliate loans and joint ventures                                              59,778                 60,951
Cash and cash equivalents                                                                      23,672                 25,137
Tenant receivables                                                                             10,483                  9,470
Deferred rents receivable                                                                     151,034                133,012
Prepaid expenses and other assets                                                             104,828                 64,025
Contract and land deposits and pre-acquisition costs                                            5,206                    121
Deferred leasing and loan costs (net of accumulated amortization)                              85,162                 80,915
                                                                                     -----------------      -----------------

            Total Assets                                                                  $ 3,813,164            $ 3,167,608
                                                                                     =================      =================

Liabilities:
Mortgage notes payable                                                                    $   614,834            $   609,518
Unsecured credit facility                                                                     128,000                235,500
Unsecured bridge facility                                                                     470,000                      -
Senior unsecured notes                                                                        979,857                697,974
Liabilities associated with properties held for sale                                              124                     82
Accrued expenses and other liabilities                                                         90,357                 73,767
Deferred revenues and tenant security deposits                                                 53,942                 50,373
Dividends and distributions payable                                                            36,175                 35,924
                                                                                     -----------------      -----------------
            Total Liabilities                                                               2,373,289              1,703,138
                                                                                     -----------------      -----------------

Minority partners' interests  in consolidated partnerships                                    213,371                211,178
Preferred unit interest in the operating partnership                                            1,200                  1,200
Limited partners' minority interest in the operating partnership                               31,088                 53,231
                                                                                     -----------------      -----------------
                                                                                              245,659                265,609
                                                                                     -----------------      -----------------

Commitments and contingencies                                                                       -                      -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized                                       -                      -
Common Stock, $.01 par value, 200,000,000 shares authorized                                         -                      -
  82,533,774 and 80,618,339 shares issued and outstanding, respectively                           825                    806
Accumulated other comprehensive loss                                                           (3,447)                     -
Treasury Stock, 3,318,600 shares                                                              (68,492)               (68,492)
Additional paid in capital                                                                  1,265,330              1,266,547
                                                                                     -----------------      -----------------
            Total Stockholders' Equity                                                      1,194,216              1,198,861
                                                                                     -----------------      -----------------

            Total Liabilities and Stockholders' Equity                                    $ 3,813,164            $ 3,167,608
                                                                                     =================      =================

Total debt to market capitalization (a):                                                        42.0%                  33.8%
                                                                                     =================      =================

     ---------------
    (a) Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.

                                          Reckson Associates Realty Corp. (NYSE: RA)
                                                    Funds From Operations
                                           (in thousands, except per share amounts)


                                                                                         Three Months Ended       Six Months Ended
                                                                                              June 30,                 June 30,
                                                                                        ====================     ===================
                                                                                          2005        2004         2005         2004
                                                                                        --------------------     -------------------
Net income allocable to common shareholders                                             $ 17,766    $ 13,043     $ 35,120   $ 29,007
  Add:   Real estate depreciation and amortization                                        30,175      28,854       57,488     57,411
         Minority partners' interests in consolidated partnerships                         6,791       6,811       13,503     13,136
         Limited partners' minority interest in the operating partnership                    570         701        1,267      1,637

  Less:  Amounts distributable to minority partners in consolidated partnerships           5,478       6,411       11,202     14,915
         Gain on sales of depreciable real estate                                              -       6,174            -     11,330

                                                                                        --------------------     -------------------
Basic Funds From Operations ("FFO")                                                       49,824      36,824       96,176     74,946

  Add:   Dividends and distributions on dilutive shares and units                              -         227            -        500

                                                                                        --------------------     -------------------
Diluted FFO                                                                             $ 49,824    $ 37,051     $ 96,176   $ 75,446
                                                                                        ====================     ===================
Diluted FFO calculations:
         Weighted average common shares outstanding                                       81,882      66,892       81,493     64,128
         Weighted average units of limited partnership interest outstanding                2,582       3,551        2,896      3,551
                                                                                        --------------------     -------------------
         Basic weighted average common shares and units outstanding                       84,464      70,443       84,389     67,679

         Adjustments for dilutive FFO weighted average shares and units outstanding:

            Common stock equivalents                                                         408         435          415        394
            Limited partners' preferred interest                                              41         581           41        635

                                                                                        --------------------     -------------------
Total diluted weighted average shares and units outstanding                               84,913      71,459       84,845     68,708
                                                                                        ====================     ===================
Diluted FFO per weighted average share or unit                                            $ 0.59      $ 0.52       $ 1.13     $ 1.10
Diluted weighted average dividends per share                                              $ 0.42      $ 0.42       $ 0.85     $ 0.85
Diluted FFO payout ratio                                                                   72.4%       81.9%        75.0%      77.4%

                                            Reckson Associates Realty Corp. (NYSE: RA)
                                                  Cash Available for Distribution
                                             (in thousands, except per share amounts)

                                                                                    Three Months Ended        Six Months Ended
                                                                                         June 30,                  June 30,
                                                                                 =======================   =======================
                                                                                      2005       2004            2005       2004
                                                                                 -----------------------   -----------------------
Basic Funds From Operations                                                        $  49,824  $  36,824      $  96,176  $  74,946
Adjustments for basic cash available for distribution:
  Less:  Straight line rents and other FAS 141 non-cash rent adjustments              11,992      6,982         19,918     12,014
         Committed non-incremental capitalized tenant improvements and
              leasing costs                                                            8,272      9,430         19,041     18,527
         Actual non-incremental capitalized improvements                               2,059      1,915          5,074      3,855
                                                                                 ----------------------    -----------------------
Basic Cash Available for Distribution ("CAD")                                         27,501     18,497         52,143     40,550

  Add:   Dividends and distributions on dilutive shares and units                          -          -              -          -

                                                                                 ----------------------    -----------------------
Diluted CAD                                                                        $  27,501  $  18,497      $  52,143  $  40,550
                                                                                 =======================   =======================
Diluted CAD calculations:
         Weighted average common shares outstanding                                   81,882     66,892         81,493     64,128
         Weighted average units of limited partnership interest outstanding            2,582      3,551          2,896      3,551

                                                                                 -----------------------   -----------------------
         Basic weighted average common shares and units outstanding                   84,464     70,443         84,389     67,679

         Adjustments for dilutive CAD weighted average shares and units outstanding:

            Common stock equivalents                                                     408        435            415        394
            Limited partners' preferred interest                                          41          -             41          -

                                                                                 -----------------------   -----------------------
Total diluted weighted average shares and units outstanding                           84,913     70,878         84,845     68,073
                                                                                 =======================   =======================

Diluted CAD per weighted average share or unit                                       $  0.32    $  0.26        $  0.61    $  0.60
Diluted weighted average dividends per share                                         $  0.42    $  0.42        $  0.85    $  0.85
Diluted CAD payout ratio                                                              131.2%     162.8%         138.3%     142.7%
===================================================================================================================================